UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

DUBLI, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.
The information provided in response to Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference.
SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2013, DubLi, Inc. and Subsidiaries (the “Company” or “DubLi”) entered into a new employment agreement and restricted stock award agreement with its Chief Executive Officer, Michael Hansen. The new agreements supersede and replace the existing employment agreement and non-qualified stock option agreement. In addition, Mr. Hansen and DubLi also entered into a compensation waiver agreement whereby Mr. Hansen relinquished his rights to the remaining 15 million unvested options under the existing stock option agreement between him and the Company dated May 14, 2011.
Mr. Hansen’s employment agreement with the Company, has an initial term of five years, with successive one-year renewals, and provides for a minimum annual base salary of $420,000. In addition, DubLi may pay additional salary from time to time, and award bonuses in cash, stock or stock options or other property and services. Mr. Hansen also received a stock grant of 25 million common shares of DubLi, Inc. that will vest 2.5 million shares on September 30, 2013 and the remaining 22.5 million shares will vest at the rate of 2,500,000 shares on March 31 and September 30 of each year, beginning on March 31, 2014, until all shares have vested for so long as his agreement remains in effect. In the event of a change in control (as defined in the Company’s 2010 Omnibus Equity Compensation Plan), all previously unvested shares will immediately vest. If the Board of Directors determines that any negligence or intentional misconduct by Mr. Hansen results in a restatement of the Company’s financial statements, then any shares that are not yet vested that were granted during the three month period prior to or the nine month period following the issuance of the financial statements shall be forfeited
Pursuant to Mr. Hansen’s employment agreement, he is entitled to three months’ severance pay during the first year of the agreement and six months’ severance pay thereafter, plus any accrued base and incentive pay, in the event that he is terminated without cause. Mr. Hansen will be restricted from competing with the Company during the course of his employment and for a period of one year after his employment has been terminated.
The foregoing description of Mr. Hansen’s employment and stock option agreements does not purport to be complete and is qualified in its entirety by reference to the documents attached hereto as Exhibits, which are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Number Description

10.1	Employment Agreement, dated as of February 27, 2013, between DubLi, Inc. and Michael Hansen

10.2	Restricted Stock Award Agreement for Executive Officers dated as of February 27, 2013, between DubLi, Inc. and Michael Hansen

10.3	Compensation Waiver Agreement dated as of February 27, 2013, between DubLi, Inc. and Michael Hansen

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)

Date: March 5, 2013
By: /s/ Michael Hansen
Michael Hansen
Chief Executive Officer